Exhibit 99.1

Gentherm Reports 2026 Second Quarter Results and Announces a New Increased Stock Repurchase Authorization

Revenue Growth of 9.5% (ex-FX) Year-over-Year Delivered Record Quarterly Revenue of $416 Million

2026 Full Year Guidance Raised

Board Authorized New Stock Repurchase Program of up to $400 Million

Strategic Medical Acquisition Broadens Product Portfolio and Expands Channel Access

NOVI, Michigan, July 23, 2026 -- Gentherm (NASDAQ:THRM), a global market leader of innovative thermal management and pneumatic comfort technologies, today announced its financial results for the second quarter ended June 30, 2026.

“The Gentherm team demonstrated strong commercial performance with record quarterly revenue, while also scaling our core technologies into new markets. Our growth initiatives in both home and office, and medical markets continued to accelerate.” said Bill Presley, the Company's President and CEO. “In addition, I was pleased with our execution during the quarter. The operating systems and key performance indicators we have put in place to drive more rigor and standardization throughout the business are yielding positive results.”

Second Quarter Highlights

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Secured Automotive New Business Awards totaling $690 million in the quarter.
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Selected by two leading North American based furniture brands to supply climate and comfort solutions; fourth consecutive quarter securing new home and office customers.
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Product revenues of $416.2 million increased 11.0% from $375.1 million in the prior year. Excluding the impact of foreign currency translation, product revenues increased 9.5%, with Automotive increasing 9.8% and Medical decreasing 0.2%.
•
Automotive Climate and Comfort Solutions revenue increased 14.1% year over year, or 12.7% excluding the impact of foreign currency translation, outperforming S&P Global’s mid-July light vehicle production report in our relevant markets by 14 percentage points.
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Gross margin was 23.2%, compared to 23.9% in the prior year. The decrease was primarily driven by higher material costs, including higher warranty accruals in Automotive and Medical, partially offset by strong operating leverage.
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Net income was $4.4 million, compared to $0.5 million in the prior year.
•
Adjusted EBITDA was $48.8 million, or 11.7% of revenue, compared to $45.9 million, or 12.2% of revenue, in the prior year.
•
GAAP diluted earnings per share was $0.14, compared to $0.02 in the prior year.
•
Adjusted diluted earnings per share was $0.75,compared to $0.54 in the prior year.
•
Cash flow from operations was $2.3 million, compared to $31.7 million in the prior year. The decrease was primarily driven by restructuring and merger and acquisition expenses.
•
Second quarter ended with net leverage of ~0.3x and liquidity of $502.3 million.

The Company provides various non-GAAP financial measures in this release. See “Use of Non-GAAP Measures” below for additional information, including definitions, usefulness for investors and limitations, as well as reconciliations below to the most directly comparable GAAP financial measures.

Guidance

The Company raised its guidance for full year 2026 which is provided below¹:

	As of April 2026	As of July 2026
Product Revenues	$1.5B – $1.6B	$1.55B – $1.65B
Adjusted EBITDA	$175M – $195M	$185M – $200M
Adjusted Free Cash Flow	$80M – $100M	$85M – $100M

¹2026 guidance based on tariffs currently in effect as of today, our current forecast of customer orders and expectations of near-term conditions, light vehicle production in our relevant markets decreasing at a low single digit rate for full year 2026 versus 2025, and a EUR to USD exchange rate of $1.16/Euro. Assumes an effective tax rate of ~30%. Does not reflect any impact from the planned combination with Modine Performance Technologies.

Presley concluded, “Our strong first half performance puts us on track to deliver a solid year and gives us confidence in raising our 2026 guidance. We continue to transform the Company for profitable growth, margin expansion, and driving shareholder returns.”

M&A Updates

•
Completed key sign-to-close deliverables related to planned combination with Modine Performance Technologies. The transaction remains on track to close by early fourth quarter 2026.
•
Acquired Innovative Medical Equipment, LLC, provider of the ThermaZone® thermal therapy device, expanding thermal management product portfolio and providing strong cross-selling opportunities by leveraging complementary customer bases across additional healthcare channels.

New Stock Repurchase Authorization

•
The Board of Directors authorized a new stock repurchase program of up to $400 million of the Company’s issued and outstanding common stock.
•
The new program will replace the Company's existing stock repurchase program effective July 27, 2026, and will remain in effect for a three-year period.
•
As of June 30, 2026, the prior program had approximately $110 million of stock repurchase authorization remaining.

“During the quarter, we secured financing that provides additional flexibility to support the long-term capital needs of the business. With a strong balance sheet and access to capital, we are well positioned to execute our strategic priorities while maintaining a disciplined approach to capital allocation.” said Jon Douyard, the Company’s Chief Financial Officer. “The Board's authorization of a new stock repurchase program underscores our confidence in the business's long-term cash flow generation and our commitment to creating value for shareholders.”

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside the U.S.). The passcode for the live call is 13761564.

A live webcast and one-year archived replay of the call, as well as a copy of the supplemental materials that will be used during the conference call, can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available approximately two hours after the call until 11:59 pm Eastern Time on August 6, 2026. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13761564.

Investor Contact
Gregory Blanchette
investors@gentherm.com
248.308.1702

Media Contact
Haley Baur
media@gentherm.com
248.289.9711

About Gentherm

Gentherm (NASDAQ: THRM) is a global market leader of innovative thermal management and pneumatic comfort technologies. Automotive products include Climate Control Seats (CCS®), Climate Control Interiors (CCI™), Lumbar and Massage Comfort Solutions, and Valve Systems. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 14,000 employees in facilities across 13 countries. In 2025, the company recorded annual sales of approximately $1.5 billion and secured $2.2 billion in automotive new business awards. For more information, go to www.gentherm.com.

NO OFFER OR SOLICITATION

This release is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction (the “Proposed Transaction”) among Gentherm, Modine Manufacturing Company (“Modine”) and Modine’s Performance Technologies business (“SpinCo”), the parties have filed relevant materials with the SEC, including, among other filings, a registration statement on Form S-4 filed by Gentherm on July 2, 2026 (the “Form S-4”) that includes a preliminary proxy statement/prospectus of Gentherm, and a registration statement on Form 10 filed by SpinCo that incorporates by reference certain portions of the Form S-4 and serves as an information statement/prospectus in connection with the spin-off of SpinCo from Modine. Neither the Form S-4 nor the Form 10 have yet become effective. After the Form S-4 is declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to shareholders of Gentherm. INVESTORS AND SECURITY HOLDERS OF GENTHERM AND MODINE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, THE INFORMATION STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS THAT ARE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GENTHERM, MODINE, SPINCO, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the Form S-4 and the proxy statement/prospectus (when available) and other documents filed with the SEC by Gentherm, Modine or SpinCo through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Gentherm are available free of charge on Gentherm’s website at ir.Gentherm.com under the tab “Financial Info” and under the heading “SEC Filings.” Copies of the documents filed with the SEC by Modine and SpinCo are available free of charge on Modine’s website at investors.Modine.com under the tab “Financials” and under the heading “SEC Filings.”

Participants in the Solicitation

Gentherm and Modine and their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies from Gentherm’s shareholders in connection with the Proposed Transaction under the rules of the SEC. Information about the directors and executive officers of Gentherm is set forth in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 19, 2026, and its proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on April 1, 2026 and supplemented on April 10, 2026. To the extent holdings of Gentherm’s securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of Gentherm and other information regarding the potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed with the SEC regarding the Proposed Transaction. Information about the directors and executive officers of Modine is set forth in its Annual Report on Form 10-K for the year ended March 31, 2026, which was filed with the SEC on May 27, 2026, and its proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on July 10, 2026. To the extent holdings of Modine’s securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at www.sec.gov and from Gentherm’s website and Modine’s website as described above.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. In making these statements we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, third party information and projections from sources that management believes to be reputable, as well as other factors we consider appropriate under the circumstances. Such statements are subject to a number of important assumptions, significant risks and uncertainties (some of which are beyond our control) and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including but not limited to:

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macroeconomic, geopolitical and similar global factors in the cyclical Automotive industry;
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the impact of, and our ability to mitigate the effects of, global economic and trade policies, including increases in duties, tariffs and taxation on the import or export of our products related to U.S. trade disputes;
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increasing U.S. and global competition, including with non-traditional entrants;
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our ability to effectively manage new product launches and research and development, and the market acceptance of such products and technologies;
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the evolution and challenges of the automotive industry towards electric vehicles, autonomous vehicles and mobility on demand services, and related consumer behaviors and preferences;
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our ability to convert automotive new business awards into product revenues;
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the constraints in the supply chain environment, and inflationary and other cost pressures;
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the production levels of our major customers and OEMs in our relevant markets and sudden fluctuations in such production levels;
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our business in China, which is subject to unique operational, competitive, geopolitical, regulatory and economic risks;
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the impact of our global operations, including our cost structure and global manufacturing footprint, operations within Ukraine, and foreign currency and exchange risk;
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our product quality and safety and impact of product safety recalls and alleged defects in products;
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our ability to attract and retain highly skilled employees and wage inflation;
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a tightening labor market, labor shortages or work stoppages impacting us, our customers or our suppliers, such as recent labor strikes among certain OEMs and suppliers;
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our achievement of product cost reductions to offset customer-imposed price reductions or other pricing pressures;
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our ability to execute efforts to optimize our global supply chain and manufacturing footprint, including opening new facilities and transferring production;
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our ability to source, consummate, integrate and achieve planned benefits of strategic acquisitions, investments and, as applicable, exits;
•
any security breaches and other disruptions to our information technology networks and systems, as well as privacy, data security and data protection risks, including risks associated with use of artificial intelligence capabilities in our business operations;
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any loss or insolvency of our key customers and OEMs, or key suppliers;
•
our ability to project future sales volume based on third-party information, based on which we manage our business;
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the protection of our intellectual property in certain jurisdictions;
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our compliance with global anti-corruption laws and regulations;
•
legal and regulatory proceedings and claims involving us or one of our major customers;
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the extensive regulation of our patient temperature management business;

•
risks associated with our manufacturing processes;
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the effects of climate change and regulatory and stakeholder-imposed requirements to address climate change and other sustainability issues;
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our product quality and safety;
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our borrowing availability under our revolving credit facility, as well as the ability to access the capital markets, to support our planned growth; and
•
our indebtedness and compliance with our debt covenants.

Furthermore, important factors related to the Proposed Transaction could cause actual results to differ materially from those currently anticipated, including:

•
that one or more closing conditions to the Proposed Transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Proposed Transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the shareholders of Gentherm may not be obtained;
•
the risk that the Proposed Transaction may not be completed on the terms or in the time frame expected by Gentherm, Modine and SpinCo, or at all;
•
unexpected costs, charges or expenses resulting from the Proposed Transaction;
•
uncertainty of the expected financial performance of the combined company following completion of the Proposed Transaction;
•
failure to realize the anticipated benefits of the Proposed Transaction, including as a result of delay in completing the Proposed Transaction or integrating the businesses of Gentherm and SpinCo, on the expected timeframe or at all;
•
the ability of the combined company to implement its business strategy;
•
difficulties and delays in the combined company achieving revenue and cost synergies;
•
inability of the combined company to retain and hire key personnel;
•
the occurrence of any event that could give rise to termination of the Proposed Transaction;
•
the risk that shareholder litigation in connection with the Proposed Transaction or other litigation, settlements or investigations may affect the timing or occurrence of the Proposed Transaction or result in significant costs of defense, indemnification and liability;
•
evolving legal, regulatory and tax regimes;
•
changes in general economic and/or industry specific conditions or any volatility resulting from the imposition of and changing policies, including those policies with respect to tariffs;
•
actions by third parties, including government agencies;
•
the risk that the anticipated tax treatment of the Proposed Transaction is not obtained;
•
the risk of greater than expected difficulty in separating the business of SpinCo from the other businesses of Modine; and
•
risks related to the disruption of management time from ongoing business operations due to the pendency of the Proposed Transaction, or other effects of the pendency of the Proposed Transaction on the relationship of any of the parties to the Proposed Transaction with their employees, customers, suppliers, or other counterparties.

The foregoing risks should be read in conjunction with the Company's reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including “Risk Factors,” in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, with reasonable frequency, we have entered into business combinations, acquisitions, divestitures, strategic investments and other significant transactions. Such forward-looking statements do not include the potential impact of any such transactions that may be completed after the date hereof (except the Proposed Transaction to the extent specified), each of which may present material risks to the Company’s future business and financial results. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its strategies or expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding: adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”); Adjusted EBITDA margin; Adjusted net income; Adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”); Quarter-to-date Operating Cash Flow; Free Cash Flow; Adjusted Free Cash Flow; Adjusted Free Cash Flow Conversion rate; net capital expenditures (“net CAPEX”); Net Debt; Liquidity; Net Leverage Ratio (“Net Leverage”); revenue, segment revenue and product revenue excluding foreign currency translation and other specified gains and losses; Adjusted operating expenses; Pro Forma Revenue; Pro Forma Adjusted EBITDA; and Pro Forma Adjusted EBITDA Margin, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, non-cash stock based compensation expenses, restructuring expenses, net, unrealized currency gain or loss and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted net income as earnings adjusted by restructuring expenses, net, unrealized currency gain or loss and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Adjusted EPS as Adjusted net income divided by the Company’s weighted average shares outstanding. The Company defines Quarter-to-date Operating Cash Flow as Net cash provided by/(used in) operating activities for the current period, less that of the immediately preceding period. The Company defines Free Cash Flow as Net cash provided by/(used in) operating activities plus Proceeds from the sale of property and equipment less Purchases of property and equipment. The Company defines net CAPEX as Purchases of property and equipment less Proceeds from the sale of property and equipment. The Company defines Adjusted Free Cash Flow as Net cash provided by/(used in) operating activities, excluding cash restructuring expenses, net and other gains and losses not reflective of the Company’s ongoing operations, less net CAPEX. The Company defines Adjusted Free Cash Flow Conversion rate as Adjusted Free Cash Flow divided by Adjusted EBITDA. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines Liquidity as the sum of cash and cash equivalents and availability under the Company’s revolving line of credit. The Company defines Net Leverage as Net Debt divided by Adjusted EBITDA for the trailing four fiscal quarters. The Company defines revenue, segment revenue or product revenue excluding foreign currency translation and other specified gains and losses as such revenue, excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates and excluding the other items specified. The Company defines Adjusted operating expenses as operating expenses excluding related non-cash stock based compensation, restructuring expenses, net, and other gains and losses not reflective of the Company’s ongoing operations. The Company defines Pro Forma Revenue as Gentherm’s product revenues for the trailing four fiscal quarters (from the date specified), plus Modine Performance Technologies’ Net sales for the trailing four fiscal quarters (from the date specified), as reported by Modine Manufacturing Company, adjusted to reflect the latest business structure. The Company defines Pro Forma Adjusted EBITDA as Gentherm’s Adjusted EBITDA for the trailing four fiscal quarters (from the date specified), plus Modine Performance Technologies’ Adjusted EBITDA for the trailing four fiscal quarters (from the date specified), as reported by Modine Manufacturing Company, adjusted to reflect the latest business structure and go-forward operational alignment. The Company defines Pro Forma Adjusted EBITDA Margin as Pro Forma Adjusted EBITDA divided by Pro Forma Revenue.

The Company’s reconciliations are included in this release or can be found in the supplemental materials for this reporting period on the Company’s website.

In evaluating its business, the Company considers and uses Quarter-to-date Operating Cash Flow, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Free Cash Flow Conversion rate, Net Debt, Net Leverage and Liquidity as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results and therefore enhance the comparability of the Company's results and provide additional information for analyzing trends in the business. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income/(loss), revenue or other consolidated income/(loss) statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Conversion rate, Adjusted EPS, Pro Forma Revenue, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin. The Company has not reconciled the non-GAAP forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Product revenues	$416,166	$375,090	$809,872	$728,944
Cost of sales	319,739	285,328	616,218	552,717
Gross margin	96,427	89,762	193,654	176,227
Operating expenses:
Net research and development expenses	24,069	22,558	48,015	46,774
Selling, general and administrative expenses	55,705	41,087	111,010	79,565
Restructuring expenses, net	5,964	2,108	12,655	6,622
Loss on sale of land and building, net	—	—	—	2,196
Total operating expenses	85,738	65,753	171,680	135,157
Operating income	10,689	24,009	21,974	41,070
Interest expense, net	(3,290)	(4,043)	(5,923)	(7,598)
Foreign currency loss	(237)	(17,432)	(1,297)	(27,730)
Other income (loss)	162	—	184	(1,124)
Earnings before income tax	7,324	2,534	14,938	4,618
Income tax expense	2,904	2,057	6,300	4,269
Net income	$4,420	$477	$8,638	$349
Basic earnings per share	$0.14	$0.02	$0.28	$0.01
Diluted earnings per share	$0.14	$0.02	$0.28	$0.01
Weighted average number of shares – basic	30,650	30,600	30,584	30,687
Weighted average number of shares – diluted	31,054	30,652	30,947	30,781

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Climate Control Seats	$217,465	$200,020	8.7%	$424,053	$391,173	8.4%
Lumbar and Massage Comfort Solutions	72,588	52,530	38.2%	134,849	97,843	37.8%
Climate Control Interiors	52,538	49,585	6.0%	103,302	94,926	8.8%
Climate and Comfort Electronics	8,746	5,906	48.1%	17,906	13,621	31.5%
Automotive Climate and Comfort Solutions	351,337	308,041	14.1%	680,110	597,563	13.8%
Valve Systems	25,102	25,143	(0.2)%	51,675	48,316	7.0%
Other Automotive	28,376	30,668	(7.5)%	55,196	59,847	(7.8)%
Subtotal Automotive segment	404,815	363,852	11.3%	786,981	705,726	11.5%
Medical segment	11,351	11,238	1.0%	22,891	23,218	(1.4)%
Total Company	$416,166	$375,090	11.0%	$809,872	$728,944	11.1%

Foreign currency translation impact (a)	5,298	—		19,592	—
Total Company, excluding foreign currency translation impact	$410,868	$375,090	9.5%	$790,280	$728,944	8.4%

(a) Foreign currency translation impacts for the Automotive segment and Medical segment were $5,161 and $137 respectively, for the three months ended June 30, 2026. Foreign currency translation impacts for Automotive Climate and Comfort Solutions were $4,298 for the three months ended June 30, 2026. Foreign currency translation impacts for the Automotive segment and Medical segment were $19,140 and $452 respectively, for the six months ended June 30, 2026. Foreign currency translation impacts for Automotive Climate and Comfort Solutions were $15,218 for the six months ended June 30, 2026.

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

AND ADJUSTED EBITDA MARGIN

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$4,420	$477	$8,638	$349
Add back:
Depreciation and amortization	14,310	13,058	28,383	25,846
Income tax expense	2,904	2,057	6,300	4,269
Interest expense, net	3,290	4,043	5,923	7,598
Adjustments:
Non-cash stock based compensation	4,735	3,992	7,446	6,589
Restructuring expenses, net	5,964	2,108	12,655	6,622
Unrealized currency (gain) loss	(644)	18,877	174	28,484
Merger and acquisition expenses	12,862	—	27,659	—
Leadership transition expenses	1,107	1,260	1,410	2,158
Loss on sale of land and building, net	—	—	—	2,196
Other (a)	(163)	25	(458)	1,127
Adjusted EBITDA	$48,785	$45,897	$98,130	$85,238

Product revenues	$416,166	$375,090	$809,872	$728,944
Net income margin	1.1%	0.1%	1.1%	0.0%
Adjusted EBITDA margin	11.7%	12.2%	12.1%	11.7%

(a) Includes a $1,294 decrease in fair value of an equity investment for the six months ended June 30, 2025.

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

AND ADJUSTED EARNINGS PER SHARE

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$4,420	$477	$8,638	$349
Amortization of acquisition related intangibles	1,686	1,638	3,375	3,197
Restructuring expenses, net	5,964	2,108	12,655	6,622
Unrealized currency (gain) loss	(644)	18,877	174	28,484
Merger and acquisition expenses	12,862	—	27,659	—
Leadership transition expenses	1,107	1,260	1,410	2,158
Loss on sale of land and building, net	—	—	—	2,196
Other	(163)	25	(458)	1,127
Tax effect of above	(2,058)	(7,709)	(4,461)	(11,840)
Adjusted net income	$23,174	$16,676	$48,992	$32,293

Weighted average shares outstanding:
Basic	30,650	30,600	30,584	30,687
Diluted	31,054	30,652	30,947	30,781

Earnings per share, as reported:
Basic	$0.14	$0.02	$0.28	$0.01
Diluted	$0.14	$0.02	$0.28	$0.01

Adjusted earnings per share:
Basic	$0.76	$0.54	$1.60	$1.05
Diluted	$0.75	$0.54	$1.58	$1.05

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(Dollars in thousands, except share data)

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$213,173	$160,833
Accounts receivable, net	338,851	281,083
Inventory:
Raw materials	116,549	128,314
Work in process	37,913	35,429
Finished goods	90,076	88,959
Inventory, net	244,538	252,702
Other current assets	83,451	82,332
Total current assets	880,013	776,950
Property and equipment, net	268,780	270,614
Goodwill	107,111	108,918
Other intangible assets, net	49,703	52,796
Operating lease right-of-use assets	50,794	56,524
Deferred income tax assets	92,957	93,552
Other non-current assets	43,846	37,075
Total assets	$1,493,204	$1,396,429
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$270,382	$260,487
Current lease liabilities	8,199	9,646
Current maturities of long-term debt	868	73
Other current liabilities	146,832	134,104
Total current liabilities	426,281	404,310
Long-term debt, less current maturities	272,390	189,000
Non-current lease liabilities	43,623	48,105
Pension benefit obligation	3,313	3,748
Other non-current liabilities	24,479	30,943
Total liabilities	$770,086	$676,106
Shareholders’ Equity:
Common Stock:
No par value; 55,000,000 shares authorized 30,705,208 and 30,526,231 issued and outstanding at June 30, 2026 and December 31, 2025, respectively	10,709	5,611
Paid-in capital	1,590	1,590
Accumulated other comprehensive loss	(11,905)	(964)
Accumulated earnings	722,724	714,086
Total shareholders’ equity	723,118	720,323
Total liabilities and shareholders’ equity	$1,493,204	$1,396,429

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Operating Activities:
Net income	$8,638	$349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,744	26,089
Deferred income taxes	(8,676)	(12,202)
Stock based compensation	7,446	6,604
Loss on disposition of property and equipment	246	2,444
Provisions for inventory	2,425	3,213
Other non-cash items, including unrealized foreign currency (gain) loss	1,456	31,364
Changes in assets and liabilities:
Accounts receivable, net	(58,121)	(23,690)
Inventory	(4,379)	(13,430)
Other assets	(3,816)	(23,102)
Accounts payable	16,224	20,522
Other liabilities	12,085	13,540
Net cash provided by operating activities	2,272	31,701
Investing Activities:
Purchases of property and equipment	(14,203)	(23,728)
Proceeds from the sale of property and equipment	70	3,745
Proceeds from deferred purchase price of factored receivables	—	744
Cost of technology investments	(250)	(590)
Net cash used in investing activities	(14,383)	(19,829)
Financing Activities:
Borrowings on debt	142,000	52,000
Repayments of debt	(71,072)	(63,076)
Cash paid for financing new loans	(2,761)	—
Taxes withheld and paid on employees' stock based compensation	(2,302)	(1,238)
Cash paid for the repurchase of Common Stock	—	(10,015)
Net cash provided by (used in) financing activities	65,865	(22,329)
Foreign currency effect	(1,414)	4,620
Net increase (decrease) in cash and cash equivalents	52,340	(5,837)
Cash and cash equivalents at beginning of period	160,833	134,134
Cash and cash equivalents at end of period	$213,173	$128,297

GENTHERM INCORPORATED

OTHER NON-GAAP RECONCILIATIONS

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total operating expenses	$85,738	$65,753	$171,680	$135,157
Restructuring expense, net	(5,964)	(2,108)	(12,655)	(6,622)
Non-cash stock based compensation	(4,536)	(3,883)	(6,954)	(6,232)
Merger and acquisition expenses	(12,862)	—	(27,659)	—
Leadership transition expenses	(1,107)	(1,260)	(1,410)	(2,158)
Loss on sale of land and building, net	—	—	—	(2,196)
Adjusted operating expenses	$61,269	$58,502	$123,002	$117,949

	June 30, 2026	June 30, 2025
Cash and cash equivalents	$213,173	$128,297
Revolving line of credit availability	289,137	287,970
Total liquidity	$502,310	$416,267

	June 30, 2026	June 30, 2025
Current maturities of long-term debt	$868	$146
Long-term debt, less current maturities	272,390	209,000
Total Debt	273,258	209,146
Cash and cash equivalents	213,173	128,297
Net Debt	$60,085	$80,849

Adjusted EBITDA for the trailing four fiscal quarters	$187,712	$174,714
Net Leverage	0.3	0.5

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$7,315	$45,045	$2,272	$31,701
Purchases of property and equipment	(8,552)	(8,857)	(14,203)	(23,728)
Proceeds from the sale of property and equipment	69	2	70	3,745
Free Cash Flow	(1,168)	36,190	(11,861)	11,718
Cash effect of adjustments:
Restructuring expenses, net	4,464	1,933	6,618	4,340
Merger and acquisition expenses	15,153	—	21,052	—
Leadership transition expenses	26	206	26	6,061
Other	—	(2,143)	—	(1,399)
Adjusted Free Cash Flow	$18,475	$36,186	$15,835	$20,720